Exhibit 4.1.2

AMENDMENT No. 2019-1 TO
NONQUALIFIED SAVINGS AND DEFERRED COMPENSATION PLAN FOR EMPLOYEES OF AMERICAN WATER WORKS COMPANY, INC. AND ITS DESIGNATED SUBSIDIARIES

WHEREAS, American Water Works Company, Inc., ("AWW"), maintains the Nonqualified Savings and Deferred Compensation Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries, as most recently amended and restated effective as of June 1, 2018 (the "Plan"); and
WHEREAS, all capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise indicated in this amendment; and
WHEREAS, AWW desires to amend the Plan to revise the timing for crediting of Participant Deferral Contributions; and
WHEREAS, AWW is empowered to amend the Plan pursuant to Section 8.01 of the Plan.

NOW, THEREFORE, AWW hereby amends the Plan, effective as of November 1, 2019 (the "Effective Date"), as follows:

1.	Section 4.01(b) shall be replaced in its entirety with the following language:

"(b) Deferral Contributions. Each Plan Year, all Group I Employees will be offered the opportunity to make a Base Salary Deferral with respect to Base Salary to be paid in the Plan Year and a Bonus Deferral with respect to Bonus to be earned in the Plan Year. Any Group I Employee may enroll in the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee by a date set by the Committee, but in any event prior to the first day of the Plan Year. Pursuant to said Enrollment Agreement, the Group I Employee shall irrevocably elect: (i) the percentage (up to 20%) (whole percentages only) by which (as a result of payroll reduction), the Group I Employee's Base Salary to be paid during that Plan Year will be deferred to the Plan, and (ii) the percentage (up to 100%) (whole percentages only) by which (as a result of payroll reduction), the Group I Employee's Bonus to be earned during that Plan Year will be deferred to the Plan. Any Group I Deferral Contribution made under this Section 4.0l(b) will be credited to the Group I Employee's Group I Deferral Account as soon as administratively practicable after the deferral is withheld from the Group I Employee's pay. Each Plan Year, a Group I Employee must complete and fully execute a new Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to the first day of the Plan Year in which such Enrollment Agreement will become effective. Notwithstanding anything herein to the contrary, if the Group I Employee experiences an Unforeseeable Emergency, a Group I Employee may submit a request to the Committee on the form provided by the Committee to cease the Base Salary Deferrals and/or Bonus Deferrals, being made in the current Plan Year on the Group I Employee's behalf. If the Committee determines that the Group I Employee has experienced an Unforeseeable Emergency, the cessation of the Group I Employee's Base Salary Deferrals and/or Bonus Deferrals will be effective as soon as administratively practicable after the Committee's determination, but not later than sixty (60) days following such determination. Any Group I Employee who ceases Base Salary Deferrals and/or Bonus Deferrals on account of an Unforeseeable Emergency shall not be eligible to elect to make any future Base Salary Deferrals and/or Bonus Deferrals for the remainder of the Plan Year in which the Unforeseeable Emergency occurs. For any future Plan Year, the Group I Employee will need to execute a new Enrollment Agreement within the time period described above."

2.	Section 4.02(b) shall be replaced in its entirety with the following language:

"(b) Deferral Contributions. Each Plan Year, all Group II Employees will be offered the opportunity to make a Base Salary Deferral with respect to Base Salary to be paid in the Plan Year and a Bonus Deferral with respect to Bonus to be earned in the Plan Year. Any Group II Employee may enroll in the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee by a date set by the Committee, but in any event prior to the first day of the Plan Year. Pursuant to said Enrollment Agreement, the Group II Employee shall irrevocably elect: (i) the percentage (up to 20%) (whole percentages only) by which (as a result of payroll reduction); the Group II Employee's Base Salary to be paid during that Plan Year will be deferred to the Plan, and (ii) the percentage (up to 100%) (whole percentages only) by which (as a result of payroll reduction), the Group II Employee's Bonus to be earned during that Plan Year will be deferred to the Plan. Any Group II Deferral Contribution made under this Section 4.02(b) will be credited to the Group II Employee's Group II Deferral Account as soon as administratively practicable after the deferral is withheld from the Group II Employee's pay. Each Plan Year, a Group II Employee must complete and fully execute a new Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to the first day of the Plan Year in which such Enrollment Agreement will become effective. Notwithstanding anything herein to the contrary, if the Group II Employee experiences an Unforeseeable Emergency, a Group II Employee may submit a request to the Committee on the form provided by the Committee to cease the Base Salary Deferrals and/or Bonus Deferrals, being made in the current Plan Year on the Group II Employee's behalf. If the Committee determines that the Group II Employee has experienced an Unforeseeable Emergency, the cessation of the Group II Employee's Base Salary Deferrals and/or Bonus Deferrals will be effective as soon as administratively practicable after the Committee's determination, but not later than sixty (60) days following such determination. Any Group II Employee who ceases Base Salary Deferrals and/or Bonus Deferrals on account of an Unforeseeable Emergency shall not be eligible to elect to make any future Base Salary Deferrals and/or Bonus Deferrals for the remainder of the Plan Year in which the Unforeseeable Emergency occurs. For any future Plan Year, the Group II Employee will need to execute a new Enrollment Agreement within the time period described above."

3.	Section 4.03(a) shall be replaced in its entirety with the following language:

"(a) Deferral Contributions. Each Plan Year, all Group III Employees will be offered the opportunity to make a Base Salary Deferral with respect to Base Salary to be paid in the Plan Year and a Bonus Deferral with respect to Bonus to be earned in the Plan Year. Any Group III Employee may enroll in the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee by a date set by the Committee, but in any event prior to the first day of the Plan Year. Pursuant to said Enrollment Agreement, the Group III Employee shall irrevocably elect (i) the percentage (up to 20%) (whole percentages only) by which (as a result of payroll reduction), the Group III Employee's Base Salary to be paid during that Plan Year will be deferred to the Plan, and (ii) the percentage (up to

100%) (whole percentages only) by which (as a result of payroll reduction), the Group III Employee's Bonus to be earned during that Plan Year will be deferred to the Plan. Any Group III Deferral Contribution made under this Section 4.03(a) will be credited to the Group III Employee's Group III Deferral Account as soon as administratively practicable after the deferral is withheld from the Group III Employee's pay. Each Plan Year, a Group III Employee must complete and fully execute a new Enrollment Agreement with the Committee by the date set by the Committee, but in any event prior to the first day of the Plan Year in which such Enrollment Agreement will become effective. Notwithstanding anything herein to the contrary, if the Group III Employee experiences an Unforeseeable Emergency, a Group III Employee may submit a request to the Committee on the form provided by the Committee to cease the Base Salary Deferrals and/or Bonus Deferrals, being made in the current Plan Year on the Group III Employee's behalf. If the Committee determines that the Group III Employee has experienced an Unforeseeable Emergency, the cessation of the Group III Employee's Base Salary Deferrals and/or Bonus Deferrals will be effective as soon as administratively practicable after the Committee's determination, but not later than sixty (60) days following such determination. Any Group III Employee who ceases Base Salary Deferrals and/or Bonus Deferrals on account of an Unforeseeable Emergency shall not be eligible to elect to make any future Base Salary Deferrals and/or Bonus Deferrals for the remainder of the Plan Year in which the Unforeseeable Emergency occurs. For any future Plan Year, the Group III Employee will need to execute a new Enrollment Agreement within the time period described above."

4.	Except as specifically provided in this amendment, the remaining provisions of the Plan shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, American Water Works Company, Inc., through its duly authorized representative, has executed this amendment as of the date written below to be effective as of the Effective Date.

AMERICAN WATER WORKS COMPANY, INC.

By:	/s/ NICHOLL SALAMONE
Name:	Nicholl Salamone
Title:	VP, Compensation & Benefits
Date:	11/22/19

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